UBER TECHNOLOGIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On January 21, 2020, Uber Technologies, Inc. (“Uber”) completed the divestiture of Uber’s food delivery operations in India (“Uber Eats India”) pursuant to a definitive agreement with Zomato Media Private Limited (“Zomato”) in exchange for compulsorily convertible cumulative preference shares of Zomato convertible into ordinary shares representing, when converted, 9.99% of the voting capital of Zomato.

Basis of Presentation

The following unaudited pro forma condensed consolidated financial statements were derived from our historical consolidated financial statements and are being presented to give effect to the following:

(i)	the divestiture of the Uber Eats India (“the Divestiture”) operations’ financial results to reflect our continuing operations; and
(ii)	the components of the consideration received in the Divestiture and the resulting gain from the Divestiture.

The unaudited pro forma condensed consolidated financial statements are based on currently available information and assumptions that management believes are reasonable. The pro forma adjustments reflect the impact of events directly attributable to the Divestiture, that are factually supportable, and for purposes of the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on Uber.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 reflect our results of operations as if the Divestiture had occurred on January 1, 2018. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 gives effect to the Divestiture as if it had occurred on that date.

The unaudited pro forma condensed consolidated financial statements are intended for illustrative purposes only, and do not necessarily indicate our results of operations that would have been achieved if the Divestiture had occurred on January 1, 2018, nor is it indicative of our future results of operations or balance sheet had the Divestiture been completed on the dates assumed.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with:

●	Our audited consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the year ended December 31, 2018, included in our final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on May 13, 2019; and
●	Our unaudited condensed consolidated financial statements, the accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2019.

UBER TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except share amounts which are reflected in thousands, and per share amounts)

	For the Nine Months Ended September 30, 2019
	Uber Technologies, Inc.	Divestiture of Uber Eats India		Pro Forma
Revenue	$10,078	$(28	)(a)	$10,050
Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	5,281	(122	)(a)	5,159
Operations and support	1,796	(39	)(a)	1,757
Sales and marketing	3,375	(102	)(a)	3,273
Research and development	4,228	(3	)(a)	4,225
General and administrative	2,652	—		2,652
Depreciation and amortization	371	(6	)(a)	365
Total costs and expenses	17,703	(272)		17,431
Loss from operations	(7,625)	244		(7,381)
Interest expense	(458)	—		(458)
Other income, net	707	—		707
Income (loss) before income taxes and loss from equity method investment	(7,376)	244		(7,132)
Provision for income taxes	20	—	(b)	20
Loss from equity method investment, net of tax	(25)	—		(25)
Net income (loss) including non-controlling interests	(7,421)	244		(7,177)
Less: net loss attributable to non-controlling interest, net of tax	(11)	—		(11)
Net income (loss) attributable to Uber Technologies, Inc.	$(7,410)	$244		$(7,166)

Net income (loss) per share attributable to Uber Technologies, Inc. common stockholders:
Basic	$(6.79)			$(6.56)
Diluted	$(6.79)			$(6.56)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	1,092,241			1,092,241
Diluted	1,092,241			1,092,241

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

UBER TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except share amounts which are reflected in thousands, and per share amounts)

	For the Year Ended December 31, 2018
	Uber Technologies, Inc.	Divestiture of Uber Eats India		Pro Forma
Revenue	$11,270	$1	(a)	$11,271
Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	5,623	(78	)(a)	5,545
Operations and support	1,516	(19	)(a)	1,497
Sales and marketing	3,151	(39	)(a)	3,112
Research and development	1,505	(1	)(a)	1,504
General and administrative	2,082	—		2,082
Depreciation and amortization	426	(1	)(a)	425
Total costs and expenses	14,303	(138)		14,165
Loss from operations	(3,033)	139		(2,894)
Interest expense	(648)	—		(648)
Other income, net	4,993	—		4,993
Income before income taxes and loss from equity method investment	1,312	139		1,451
Provision for income taxes	283	—	(b)	283
Loss from equity method investment, net of tax	(42)	—		(42)
Net income including redeemable non-controlling interest	987	139		1,126
Less: net loss attributable to redeemable non-controlling interest, net of tax	(10)	—		(10)
Net income attributable to Uber Technologies, Inc.	$997	$139		$1,136

Net income per share attributable to Uber Technologies, Inc. common stockholders:
Basic	$—			$0.03 (c)
Diluted	$—			$0.02 (c)
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	443,368			443,368
Diluted	478,999			478,999

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

UBER TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in millions, except share amounts which are reflected in thousands, and per share amounts)

	As of September 30, 2019
		Pro Forma Adjustments
	Uber Technologies, Inc.	Divestiture of Uber Eats India		Other		Pro Forma
Assets
Cash and cash equivalents	$12,650	$—		$—		$12,650
Restricted cash and cash equivalents	33	—		—		33
Accounts receivable, net of allowance of $34 and $39, respectively	1,154	(4	)(a)	—		1,150
Prepaid expenses and other current assets	1,316	(2	)(a)	—		1,314
Total current assets	15,153	(6)		—		15,147
Restricted cash and cash equivalents	1,958	—		—		1,958
Investments	10,412	—		172	(d)	10,584
Equity method investments	1,393	—		—		1,393
Property and equipment, net	1,537	—		—		1,537
Operating lease right-of-use assets	1,538	—		—		1,538
Intangible assets, net	74	—		—		74
Goodwill	167	—		—		167
Other assets	60	—		—		60
Total assets	$32,292	$(6)		$172		$32,458
Liabilities, mezzanine equity and stockholders’ equity
Accounts payable	$126	$—		$—		$126
Short-term insurance reserves	1,023	—		—		1,023
Operating lease liabilities, current	197	—		—		197
Accrued and other current liabilities	4,026	(10	)(a)	21	(e)(f)	4,037
Total current liabilities	5,372	(10)		21		5,383
Long-term insurance reserves	2,271	—		—		2,271
Long-term debt, net of current portion	5,711	—		—		5,711
Operating lease liabilities, non-current	1,459	—		—		1,459
Other long-term liabilities	1,428	—		12	(f)	1,440
Total liabilities	16,241	(10)		33		16,264
Mezzanine equity
Redeemable non-controlling interest	309	—		—		309
Stockholders’ equity
Common stock, $0.00001 par value, 2,696,114 and 5,000,000 shares authorized, 457,189 and 1,703,630 shares issued and outstanding, respectively	—	—		—		—
Additional paid-in capital	30,513	—		—		30,513
Accumulated other comprehensive loss	(185)	—		—		(185)
Accumulated deficit	(15,266)	—		143	(g)	(15,123)
Total stockholders’ equity	15,062	—		143		15,205
Non-redeemable non-controlling interests	680	—		—		680
Total equity	15,742	—		143		15,885
Total liabilities, mezzanine equity and equity	$32,292	$(10)		$176		$32,458

See the accompanying notes to the unaudited pro forma condensed consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The pro forma adjustments are based on estimates and assumptions that management believes are reasonable. These pro forma adjustments include those adjustments that are directly attributable to the Divestiture, factually supportable, and for purposes of the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact. These pro forma adjustments are described below:

(a)	Represents the operations, assets and liabilities of Uber Eats India (excluding corporate overhead expenses not specifically related to Uber Eats India).

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(b)	The income tax impact on the pro forma adjustments is not material due to the pre-tax loss position of the Uber Eats India operations.
(c)	The following table reflects the calculation of net income and pro forma net income attributable to common stockholders for use in the determination of net income and pro forma net income per share, respectively, for the year ended December 31, 2018 (in millions):

	For the Year Ended December 31, 2018
	Uber Technologies, Inc.	Pro Forma
Net income attributable to Uber Technologies, Inc. common shareholders:
Net income including non-controlling interests	$987	$1,126
Less: net loss attributable to redeemable non-controlling interest, net of tax	10	10
Less: noncumulative dividends to preferred stockholders	(997)	(1,100)
Less: undistributed earnings to participating securities	—	(24)
Net income attributable to common stockholders - basic and diluted	$—	$12

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(d)	Represents the estimated fair value of the consideration received upon completion of the Divestiture.
(e)	The amount reflects $11 million of accrued expenses related to the estimated transaction costs associated with the Divestiture and $4 million related to the settlement of outstanding assets and liabilities of the Uber Eats India operations that are not transferred in the Divestiture.
(f)	Represents $18 million of consideration received and allocated to a three year trademark license granted to Zomato in connection with the Divestiture, of which $6 million is included in accrued and other current liabilities and $12 million is included in other long-term liabilities. This amount will be recognized on a straight-line basis over the term of the license in other income, net in the consolidated statements of operations.
(g)	The estimated gain on the Divestiture of $143 million, net of tax, is reflected in accumulated deficit. The estimated gain on the Divestiture has not been reflected in the unaudited pro forma condensed consolidated statements of operations. The actual net gain on the transaction will be recorded in our financial statements for the first quarter of 2020 and may differ from the current estimate.